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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-54890) pertaining to the Equity Compensation Plan and 2000 Equity Compensation Plan of 3-Dimensional Pharmaceuticals, Inc., of our report, dated February 7, 2001, with respect to the financial statements of 3-Dimensional Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

Richard A. Eisner & Company, LLP

New York, New York
March 27, 2001